UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): March 10, 2015

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 16, 2015, Centrus Energy Corp. (the “Company”) issued a press release announcing financial results for the year ended December 31, 2014. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 10, 2015, the Company’s Board of Directors authorized the voluntarily transfer of the listing of the Company’s Class A common stock from the New York Stock Exchange (“NYSE”) to the NYSE MKT LLC (“NYSE MKT”). On March 11, 2015, NYSE Regulation, Inc. approved the Company’s Class A common stock for listing on the NYSE MKT. The Company’s Class A common stock ceased trading on the NYSE on March 13, 2015 and commenced trading on the NYSE MKT on March 16, 2015, under the Company’s current symbol “LEU.”

A copy of the Company’s press release issued on March 11, 2015 announcing the transfer to NYSE MKT is attached hereto as Exhibit 99.2.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Plan for Fiscal 2015.  On March 10, 2015, the Company’s Compensation, Nominating and Governance Committee (the “Committee”) approved performance incentive targets and objectives for fiscal 2015 under the 2015 Executive Incentive Plan (the “2015 EIP”).  Under the 2015 EIP, each named executive officer is eligible to receive an annual cash incentive payment based on a target percentage of their respective base salaries if certain Company-wide and individual criteria are met for fiscal 2015. For fiscal 2015, 80% of each award will be based upon achievement of predetermined Company objectives and 20% of each award will be based on achievement of specific individual performance objectives.  Each of the Company performance incentive objectives was selected from a list of performance incentive objectives under the Company’s 2014 Equity Incentive Plan.

The Committee also determined that it will not provide a long-term incentive cash award in 2015 as permitted under the 2015 EIP. In addition, the Committee determined that no equity grant will be made in 2015 as part of the 2015 EIP.

Under the 2015 EIP, each executive is assigned a performance incentive target for the annual award expressed as a percentage of his or her base salary, ranging between 90% for our senior vice presidents, 60% for our vice presidents and 40% for other participants. An executive participating in the 2015 EIP will have an opportunity to earn an award ranging from 0% to 125% of his or her performance incentive target based upon the level of achievement of the performance incentive objectives described above.  The maximum amounts payable under the 2015 EIP for named executive officers are as follows: Philip G. Sewell ($544,613); and Robert Van Namen ($544,500).

Under the 2014 Post-Restructuring Incentive Plan, annual award targets as a percentage of base salary ranged from 70% for senior vice presidents, 36%-60% for vice presidents and 18%-36% for other participants and long-term incentive cash award targets ranged from 70% for senior vice presidents, 36%-60% for vice presidents and 15%-36% for other participants. Increases in the annual award target for 2015 are designed to partially compensate for the absence of any new long-term incentive cash- and equity-based awards under the 2015 EIP.

Any incentive payments earned under the 2015 EIP will be paid in the first quarter of 2016. Payment of awards is subject to the Committee’s determination that the specified strategic and operational objectives were satisfied and to the Committee’s negative discretion to reduce any award even if the performance incentive objectives are achieved.  The Committee will also make a determination of the level of individual performance on the annual performance evaluation for the SVPs based on input and recommendations from the CEO. The CEO and SVPs will make this determination for all other participants.

There is no assurance that the Company will achieve the performance incentive targets or achieve the strategic and operating objectives established by the Committee in any fiscal year.    The compensation arrangement for the Company’s CEO was summarized in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2015 and is not affected by the Committee’s actions described herein.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

99.1	Press release dated March 16, 2015 issued by Centrus Energy Corp.
99.2	Press release dated March 11, 2015 issued by Centrus Energy Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date: March 16, 2015	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer